Exhibit 10.17

FIRST AMENDMENT
TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 31, 2016 by and among Heritage Bank of Commerce (“Bank”) and Digital Globe Services Inc., a Delaware corporation (“Digital”), TelSatOnline Inc., a Delaware corporation (“TelSat”), and DGS Edu. LLC, a Delaware limited liability company (“DGS”) (Digital, TelSat and DGS, each, a “Borrower” and together, collectively, “Borrowers”), whose address is 316 Wilcox St., Castle Rock, CO 80104.

Recitals

A.        Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of March 31, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

B.         Borrowers have requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Revolving Line and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C.         Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Amendments to Loan Agreement.

2.1          Section 1 (Definitions). Clause (b) of the definition of “Eligible Accounts” is amended by adding the following to the end thereof:

(excluding from this determination. Accounts with respect to such account debtor excluded from the definition of “Eligible Accounts” pursuant to clauses (m), (n) or (o) below)

2.2         Section 1 (Definitions). The definition of “Eligible Accounts” is amended by deleting the “and” at the end of clause (l), renumbering clause (m) to be clause (p) and inserting the following new clauses (m), (n) and (o) immediately after clause (l):

(m)         Accounts not related to any Borrower’s core business activities;

(n)         Accounts consisting of any bonuses payable to any Borrower, including any bonuses based on activation levels or similar criteria;

(o)         Accounts consisting of any anniversary or similar fees payable to any Borrower, including any residual fees based on contracts or accounts remaining active after a certain period of time; and

2.3          Section 1 (Definitions). The following terms and their respective definitions set forth in Section 1 are amended in their entirety and replaced with the following:

“Revolving Line” means a credit extension of up to Five Million Dollars ($5,000,000).

“Revolving Line Maturity Date” means March 31, 2018.

2.4          Section 1 (Definitions). The following terms and their respective definitions are added to Section 1 of the Loan Agreement in the proper alphabetical order:

“First Amendment Date’’ means March 31, 2016.

2.5         Section 2.5 (Fees). Section 2.5(a) is amended by deleting the “and” at the end of clause (i) and deleting the phrase “(i) and (ii) each of which shall be nonrefundable; and” and substituting in lieu thereof the following:

and (iii) on the First Amendment Date and on each anniversary thereof, an additional facility fee in an amount equal to Thirty Seven Thousand Five Hundred Dollars ($37,500), (i), (ii) and (iii) each of which shall be nonrefundable; and

2.6        Section 6.3 (Financial Statements, Reports, Certificates). Section 6.3(a) is amended by deleting the reference to “a deferred revenue listing, and Inventory report” and substituting in lieu thereof “an Accrued Accounts report”.

2.7         Section 6.4 (Audits). Section 6.4 is amended in its entirety and replaced with the following:

6.4        Audits. Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months (or more frequently upon Bank’s request) unless an Event of Default has occurred and is continuing.

2.8         Section 6.8 (Operating, Depository and Investment Accounts). Section 6.8 is amended by deleting the reference to “its primary” and substituting in lieu thereof “all of its”.

2.9         Section 6.9 (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:

(a)            EBITDA. Borrower shall achieve an Adjusted EBITDA of at least $1,000,000 for the six months ending on each of June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017.

2.10       Exhibit C (Borrowing Base Certificate). Exhibit C to the Loan Agreement is amended in its entirety and replaced with Exhibit C attached hereto.

2.11       Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

3.            Limitation of Amendments.

3.1         The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2         Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3        The organizational documents of each Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and arc and continue to be in full force and effect;

4.4        The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of each Borrower;

4.5         The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting any Borrower, (b) any contractual restriction with any Person binding on any Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Borrower, or (d) the organizational documents of any Borrower;

4.6         The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on any Borrower, except as already has been obtained or made; and

4.7         This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.         Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrowers’ payment of a facility fee in an amount equal to Thirty Seven Thousand Five Hundred Dollars ($37,500) in accordance with Section 2.5(a) of the Loan Agreement, as amended hereby, (c) Bank’s receipt of the Acknowledgement of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Annex I, duly executed and delivered by Digital Globe Services, LTD, a Bermuda entity, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWERS

Heritage Bank of Commerce		Digital Globe Services Inc.

By:	/s/ Karla Schrader	By:	/s/ George Andrew Lear III
Name:	Karla Schrader	Name:	George Andrew Lear III
Title:	VP	Title:	CFO

TelSatOnline Inc.

By:	/s/ George Andrew Lear III
Name:	George Andrew Lear III
Title:	CFO

DGS Edu, LLC

By:	/s/ George Andrew Lear III
Name:	George Andrew Lear III
Title:	CFO

[Signature Page to First Amendment to Loan and Security Agreement]